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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Access Anytime Bancorp, Inc. on Form S-8 of our report dated February 19, 1997, on our audits of the consolidated financial statements of Access Anytime Bancorp, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in Access Anytime Bancorp, Inc.'s 1996 Annual Report on Form 10-KSB.



                                        Robinson Burdette Martin & Cowan, L.L.P.

Lubbock, Texas
May 30, 1997